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                     NATURAL GAS LIQUIDS PURCHASE AGREEMENT

     This Natural Gas Liquids Purchase Agreement ("Agreement") is made and entered into this ____ day of ______, 2002, by and between MARKWEST ENERGY APPALACHIA, L.L.C., a Delaware limited partnership ("MEA"), and MARKWEST HYDROCARBON, INC., a Delaware corporation ("MarkWest"). MEA and MarkWest may be referred to individually as "Party", or collectively as "Parties".

     Section 1. SCOPE OF AGREEMENT AND GENERAL TERMS AND CONDITIONS. MEA agrees to deliver, or cause to be delivered, and to sell Plant Products, as defined below, to MarkWest, and MarkWest agrees to receive and purchase those Plant Products, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.

     Section 2. EFFECTIVE DATE. The date on which the obligations and duties of the Parties shall commence, being the "Effective Date", shall be _______________, 2002.

     Section 3. TERM. This Agreement shall remain in full force and effect from the Effective Date for a period of 10 years thereafter ("Primary Term"), and shall thereafter continue in force on a year-to-year basis until terminated by either Party upon 60 days written notice in advance of the expiration of the Primary Term or of any yearly extension thereof.

     Section 4. CONSIDERATION.

     A. As full consideration for the sale of the Plant Products attributable from the Raw Make acquired by MEA under the Maytown Agreement, as defined below, or any other Plant Products sold to MarkWest by MEA at the Siloam Facility, MarkWest shall pay MEA as follow:

          i. MarkWest shall pay to MEA 100% of the Net Sales Price per gallon (for the Accounting Period in which the Plant Products are sold), times the gallons of individual Plant Products contained in the Raw Make acquired by MEA under the Maytown Agreement, as determined at the Measurement Point; and shall pay to MEA 100% of the Net Sales Price per gallon (for the Accounting Period in which the Plant Products are sold), times the gallons of other individual Plant Products sold by MEA at the Siloam Facility.

     Section 5. NOTICES. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

     MarkWest:

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          Address:  155 Inverness Drive West, Suite 200
                    Englewood, Colorado 80112
                    Attn: Contract Administration
                    Fax: (303) 290-8769

     MEA:

          Address:  155 Inverness Drive West, Suite 200
                    Englewood, Colorado 80112
                    Attn: Contract Administration
                    Fax: (303) 290-8769

     Section 6. EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered and original, and all of which shall be considered one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.


                                        MARKWEST HYDROCARBON, INC.


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:



                                        MARKWEST ENERGY APPALACHIA, L.L.C.


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:

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                          GENERAL TERMS AND CONDITIONS
                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                     NATURAL GAS LIQUIDS PURCHASE AGREEMENT
                                     BETWEEN
                    MARKWEST HYDROCARBON, INC., AS "MARKWEST"
                                       AND
                  MARKWEST ENERGY APPALACHIA, L.L.C., AS "MEA"
                                     DATED:

ARTICLE 1: DEFINITIONS

ACCOUNTING PERIOD. The period commencing at 10:00 a.m., Eastern Time, on the first day of a calendar month and ending at 10:00 a.m., Eastern Time, on the first day of the next succeeding month.

DELIVERY POINT. The point at which Plant Products are delivered to MarkWest, being the Products Delivery Point as defined in the Fractionation Agreement.

FORCE MAJEURE. Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.

FRACTIONATION AGREEMENT. That certain Fractionation, Storage and Loading Agreement between MarkWest and MEA, of even date herewith.

INCIDENTAL LOSSES OR GAINS. The incidental losses of Raw Make and/or Plant Products incurred in MEA's facilities, or the losses or gains of Raw Make and/or Plant Products incurred due to variations in measurement equipment.

INDEMNIFYING PARTY and INDEMNIFIED PARTY. As defined in Article 8, below.

LOSSES. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third Party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

MAYTOWN AGREEMENT. That certain Gas Processing Agreement (Maytown), between Equitable Production Company and MarkWest Hydrocarbon, Inc., dated May 16, 1999, as amended, and that has been assigned by MarkWest Hydrocarbon, Inc., to MEA.

MEASUREMENT POINT. The inlet flanges of the pipeline at or near the tailgate of the Maytown Plant, as defined in the Maytown Agreement, where MEA delivers, or causes to be delivered, Raw Make to MarkWest.

NET SALES PRICE. The Net Sales Price as defined in and determined in accordance with the Maytown Agreement.

PIPELINE AGREEMENT. That certain Pipeline Liquids Transportation Agreement between MarkWest and MEA, of even date herewith.

PLANT PRODUCTS. Ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, hexanes plus, any other liquid hydrocarbon product, or any mixtures thereof, and any incidental methane included in any of the foregoing, as contained in the Raw Make acquired by MEA under the Maytown Agreement.

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RAW MAKE. A combined stream of propane and heavier liquefied hydrocarbons, including incidental ethane.

SILOAM FACILITY. MEA's Siloam fractionation facility located near South Shore, Kentucky, including any treating equipment, Products separation and fractionation vessels, all above ground Products storage vessels and all below ground Products storage caverns and facilities, and associated condensing, heating, pumping, conveying, and other equipment and instrumentation; including all structures associated with those facilities; and, all Products loading facilities, including railcar loading, truck loading and barge loading facilities and including all easements, rights-of-way, and other property rights pertaining to the construction and operation of those facilities; wherever those facilities, structures, easements, rights-of-way, and other property rights are located.

ARTICLE 2: MEA'S COMMITMENTS

2.1. MEA hereby commits and agrees to deliver and sell to MarkWest, at the Delivery Point all of the Plant Products produced from the Raw Make acquired by MEA under the Maytown Agreement, as adjusted for Incidental Losses or Gains, together with such other Plant Products to be sold at the Siloam Facility by MEA.

ARTICLE 3: MARKWEST'S COMMITMENTS

3.1. MarkWest hereby commits and agrees to receive and purchase from MEA, at the Delivery Point all of the Plant Products produced from the Raw Make acquired by MEA under the Maytown Agreement, as adjusted for Incidental Losses or Gains, together with such other Plant Products to be purchased at the Siloam Facility from MEA.

ARTICLE 4: QUALITY

4.1. The Plant Products sold under this Agreement shall be of the same quality as required under in Exhibit A, attached to the Fractionation Agreement.

ARTICLE 5: MEASUREMENT EQUIPMENT AND PROCEDURES AND ANALYSES

5.1 All measurements, analyses, procedures and methods for the measurement of and determination of composition of the Raw Make, will be conducted in accordance with the measurement procedures set forth in the Pipeline Agreement and/or the Fractionation Agreement, as applicable.

5.2. All measurements, analyses, procedures and methods for the measurement of and determination of the composition of the Plant Products shall in conformance with the procedures set forth for Plant Products in the Fractionation Agreement.

ARTICLE 6: PAYMENTS

6.1. Based on the measurements set forth in this Agreement, MEA shall provide MarkWest with a statement explaining fully how all payments due under the terms of this Agreement were determined not later than the applicable "Payment Date". As used herein, the Payment Dates shall be (i) the last day of each month, covering all deliveries hereunder during the period of the 1st day through the 15th day of that same month ("First Payment Date"), and (ii) the 15th day of each month, covering all deliveries hereunder during the period of the 16th day through the last day of the immediately preceding month ("Second Payment Date").

6.2 It is understood that the payments made on the First Payment Date and on the Second Payment Date shall be based upon MarkWest's reasonable estimate of the Net Sales Price for the Accounting Period in which the Plant Products were delivered to

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MarkWest. Those payments made on the First Payment Date will also include adjustments, if any, to payments made during the month prior to the month in which the First Payment Date occurs, as necessary to adjust for differences between the estimated Net Sales Price used in making payments and the actual applicable Net Sales Price.

6.3. Either Party, on 10 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, measurement, computation, charge, or payment made under or pursuant to this Agreement.

ARTICLE 7: FORCE MAJEURE

7.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.

ARTICLE 8: LIABILITY AND INDEMNIFICATION

8.1. As among the Parties hereto, MEA and any of its designees shall be in custody, control and possession of the Plant Products hereunder, until the Plant Products are delivered to MarkWest at the Delivery Point.

8.2. As among the Parties hereto, MarkWest and any of its designees shall be in custody, control and possession of the Plant Products hereunder after the Plant Products are delivered at the Delivery Point.

8.3. Each Party ("Indemnifying Party") hereby covenants and agrees with the other Party, and its affiliates (except for the Indemnifying Party itself), and each of their directors, officers and employees ("Indemnified Parties"), that except to the extent caused by the Indemnified Parties' gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party's facilities; or (b) the Indemnifying Party's possession and control of the Raw Make or Plant Products, as applicable.

ARTICLE 9: MISCELLANEOUS

9.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party's privilege of exercising that right at any subsequent time or times.

9.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

9.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of MarkWest's Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer,

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assignment or conveyance has been delivered to the other Party. Further, each assigning Party shall notify its assignee of the existence of this Agreement and obtain a ratification of this Agreement prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.

9.4. Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

9.5 This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

9.6 NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

9.7 DISPUTE RESOLUTION. Any dispute arising under this Agreement ("Arbitrable Dispute") shall be referred to and resolved by binding arbitration in Denver, Colorado, by three (3) arbitrators, in accordance with the rules and procedures of the Judicial Arbiter Group ("JAG"); and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and any statute or rules, this Section shall control. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations, by one party ("Claimant") giving written notice to the other party ("Respondent") and to JAG, that the Claimant elects to refer the Arbitrable Dispute to arbitration, and that the Claimant has appointed an arbitrator, who shall be identified in such notice. The Respondent shall notify the Claimant and JAG within thirty (30) Days after receipt of Claimant's notice, identifying the arbitrator the Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator within thirty (30) Days after the second arbitrator has been appointed (upon failure of a party to act within the time specified for naming an arbitrator, such arbitrator shall be appointed by the administrator's designee). MarkWest shall pay the compensation and expenses of the arbitrator named by or for it, MEA shall pay the compensation and expenses of the arbitrator named by or for it, and MarkWest and MEA shall each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must be neutral parties who have never been officers, directors, employees, contractors or agents of the parties or any of their Affiliates, must have not less than ten (10) years experience in the oil and gas industry, and must have a formal financial/ accounting, engineering or legal education. The parties shall have all rights of discovery in accordance with the Federal Rules of Civil Procedure. The hearing shall be commenced within thirty (30) Days after the selection of the third arbitrator. The parties and the arbitrators shall proceed diligently and in good faith in order that the arbitral award shall be made as promptly as possible. The interpretation, construction and effect of this Agreement shall be governed by the laws of Colorado, and to the maximum extent allowed by law, in all arbitration proceedings the laws of Colorado shall be applied, without regard to any conflicts of laws principles. All statutes

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of limitation and of repose that would otherwise be applicable shall apply to any arbitration proceeding. The tribunal shall not have the authority to grant or award indirect or consequential damages, punitive damages or exemplary damages.



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